UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



Date of report (Date of earliest event reported)        January 12, 2004
                                                  ---------------------------


                           Security Federal Corporation
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               (Exact Name of Registrant as Specified in Charter)


    South Carolina                  0-16120                 57-0858504
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(State or Other Jurisdiction      (Commission           (I.R.S. Employer
   of Incorporation)               File Number)          Identification No.)


 1705 Whiskey Road South, Aiken, South Carolina                  29801
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code        (803) 641-3000
                                                     -------------------------


                                 Not Applicable
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On January 12, 2004, Security Federal Corporation issued a press release regarding the appointment of J. Chris Verenes, President of the Company's financial institution subsidiary, Security Federal Bank, and its subsidiaries Security Federal Trust, Inc., Security Federal Investments, Inc. and Security Federal Insurance, Inc., effective immediately. For further information see the Company's press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

          99.1 News Release of Security Federal Corporation dated January 12, 2004.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 12, 2004                SECURITY FEDERAL CORPORATION



                                       /s/ Timothy W. Simmons
                                       ------------------------------
                                       Timothy W. Simmons
                                       President and Chief Executive Officer

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                                 Exhibit 99.1

                      News Release Dated January 12, 2004

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                           **FOR IMMEDIATE RELEASE**

               Security Federal Corporation Names Bank President

Aiken, South Carolina - January 12, 2004 - The Board of Directors of Security Federal Corporation (OTCBB:SFDL), parent company of Security Federal Bank, has appointed J. Chris Verenes as President of Security Federal Bank and its subsidiaries, Security Federal Trust, Inc., Security Federal Investments, Inc., and Security Federal Insurance, Inc.

Verenes brings a broad range of experiences to Security Federal Bank including finance, accounting, strategic planning, business development, marketing and governmental affairs. For the past 15 years, he has worked for Washington Group International, the largest private employer in South Carolina. During his career with Washington Group International, he served in various positions, including Chief of Staff to the President and CEO. In his previous assignment, Verenes served as Deputy Manager for Business Development for Westinghouse Savannah River Company, a subsidiary of Washington Group International.

Prior to his work with Washington Group, Verenes served as a Controller for Riegel Textile Corporation, Director of Control Data Business and Technology Center, and Executive Director of the South Carolina Democratic Party based in Columbia, South Carolina.

Verenes was elected to the Board of Directors of Security Federal Corporation and its subsidiaries in January 2002, and has served as a member of the Audit Committee. He will remain on the Board of Directors.

"Security Federal Bank is fortunate to have on our Board an individual with the skills and track record to take us to our next level of growth. I am pleased that he has accepted this challenge," Security Federal Corporation Board Chairman T. Clifton Weeks said.

Verenes has been active in the community. He recently completed a term as a member of the South Carolina State Board of Education, and served on the Aiken County Board of Education from 1984-'88. He has served as Chairman of the University of South Carolina - Aiken Partnership Board and Vice-
Chair of the Aiken Technical College Foundation. Mr. Verenes is a past Chairman of the Greater Aiken Chamber of Commerce and recipient of the Jaycee Aiken County Man of the Year award. "Chris is well-known and respected throughout the State by virtue of his statewide positions - both formal and volunteered," said Tim Simmons, Chairman of Security Federal Bank.

Verenes received his Masters in Business Administration and Bachelor of Science degree in Marketing from the University of South Carolina.

He and his wife, Carol, have two children Bradley (13) and Natalie (10).

Security Federal Bank has twelve full service branch locations in Aiken, Clearwater, Denmark, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia. An additional branch has been announced for the Irmo area of Lexington County, and it is anticipated that construction will begin later this year. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Trust, Inc., Security Federal Investments, Inc., and Security Federal Insurance, Inc.

Security Federal Corporation common stock began trading on the Over-the-Counter Bulletin Board on October 9, 2003 under the symbol SFDL.OB. Its market makers include Sterne, Agee, & Leach, Inc., and Trident Securities.

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At September 30, 2003, Security Federal Corporation had consolidated total assets of $493 million and stockholders' equity of $30.6 million.

For additional information, contact Timothy W. Simmons at 803.641.3030.

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